                                                                  Exhibit 4.8


THE SECURITIES REPRESENTED BY THESE WARRANTS AND THE COMMON STOCK ISSUABLE HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW. THE SECURITIES REPRESENTED BY THESE WARRANTS MAY NOT BE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS.


                                    FORM OF
                                    WARRANTS

                           to Purchase Common Stock of

                                 Gemini II, Inc.

                            Expiring on ______, 2004

         This Common Stock Purchase Warrant (the "Warrant") certifies that for value received, ______________ (the "Holder") or its assigns, is entitled to subscribe for and purchase from the Company (as hereinafter defined), in whole or in part, ____________ shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as hereinafter defined) at an initial Exercise Price (as hereinafter defined) per share of $8.00, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. The number of Warrants (as hereinafter defined), the number of shares of Common Stock purchasable hereunder, and the Exercise Price therefor are subject to adjustment as hereinafter set forth. These Warrants and all rights hereunder shall expire at 5:00 p.m., Houston, Texas time, on _______, 2004 (the "Expiration Date").

                                    ARTICLE I

                                   Definitions

         As used herein, the following terms shall have the meanings set forth below:

         I.1 "COMPANY" shall mean Gemini II, Inc., a Delaware corporation, and shall also include any successor thereto with respect to the obligations hereunder, by merger, consolidation or otherwise.

         I.2 "COMMON STOCK" shall mean and include the Company's common stock, par value $.0001 per share, authorized on the date of the original issue of these Warrants and shall also include (i) in case of any reorganization, reclassification, consolidation, merger, share exchange or sale, transfer or other disposition of assets, the stock or other securities provided for herein, and (ii) any other shares of common stock of the Company into which such shares of Common Stock may be converted.

         I.3 "EXERCISE PRICE" shall mean the initial purchase price of $8.00 per share of Common Stock payable upon exercise of the Warrants, as adjusted from time to time pursuant to the provisions hereof.

         I.4 "MARKET PRICE" for any day, when used with reference to Common Stock, shall mean the price of said Common Stock determined by reference to the last reported sale price for the Common Stock on such day on the principal securities exchange on which the Common Stock is listed or admitted to trading or if no such sale takes place on such date, the average of the closing bid and asked prices thereof as officially reported, or, if not so listed or admitted to trading on any securities exchange, the last sale price for the Common Stock on the National Association of Securities Dealers national market system on such date, or, if there shall have been no trading on such date or if the Common Stock shall not be listed on such system, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Company for such purpose.

         I.5 "NOTE" shall mean the 13% Promissory Note of the Company originally issued to the Holder.

         I.6 "WARRANT" shall mean the right upon exercise to purchase one Warrant Share.

         I.7 "WARRANT SHARES" shall mean the shares of Common Stock purchased or purchasable by the Holder hereof upon the exercise of the Warrants.

                                   ARTICLE II

                              Exercise of Warrants

         II.1 METHOD OF EXERCISE. The Warrants represented hereby may be exercised by the Holder hereof, in whole or in part, at any time and from time to time on or after the date hereof until 5:00 p.m., Houston, Texas time, on the Expiration Date. To exercise the Warrants, the Holder hereof shall deliver to the Company, at the Warrant Office designated herein, (i) a written notice in the form of the Subscription Notice attached as an exhibit hereto, stating therein the election of such Holder to exercise the Warrants in the manner provided in the Subscription Notice; (ii) payment in full of the Exercise Price
(A) in cash or by bank check for all Warrant Shares purchased hereunder, or (B) through a "cashless" or "net-issue" exercise of each such Warrant ("Cashless Exercise"); the Holder shall exchange each Warrant subject to a Cashless Exercise for that number of Warrant Shares determined by multiplying the number of Warrant Shares issuable hereunder by a fraction, the numerator of which shall be the difference between (x) the Market Price and (y) the Exercise Price for each such Warrant, and the denominator of which shall be the Market Price; the Subscription Notice shall set forth the calculation upon which the Cashless Exercise is based, or (C) a combination of (A) and (B) above; and (iii) these Warrants. The Warrants shall be deemed to be exercised on the date of receipt by the Company of the Subscription Notice, accompanied by payment for the Warrant Shares and surrender of these Warrants, as aforesaid, and such date is referred to herein as the "Exercise Date". Upon such exercise, the Company shall, as promptly as practicable and in any event within five business days, issue and deliver to such Holder a certificate or certificates for the full number of the Warrant Shares purchased by such Holder hereunder, and shall, unless the Warrants have expired, deliver to the Holder hereof a new Warrant representing the number of Warrants, if any, that shall not have been exercised, in all other respects identical to these Warrants. As permitted by applicable law, the person in whose name the certificates for Common Stock are to be issued shall be deemed to have become a Holder of record of such Common Stock on the Exercise Date and shall be entitled to all of the benefits of such Holder on the Exercise Date, including without limitation the right to receive dividends and other distributions for which the record date falls on or after the Exercise Date and to exercise voting rights.

         II.2 EXPENSES AND TAXES. The Company shall pay all expenses and taxes (including, without limitation, all documentary, stamp, transfer or other transactional taxes) other than income taxes attributable to the preparation, issuance or delivery of the Warrants and of the shares of Common Stock issuable upon exercise of the Warrants.

         II.3 RESERVATION OF SHARES. The Company shall reserve at all times so long as the Warrants remain outstanding, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, a sufficient number of shares of Common Stock to provide for the exercise of the Warrants.

         II.4 VALID ISSUANCE. All shares of Common Stock that may be issued upon exercise of the Warrants will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and, without limiting the generality of the foregoing, the Company shall take no action or fail to take any action which will cause a contrary result (including, without limitation, any action that would cause the Exercise Price to be less than the par value, if any, of the Common Stock).

         II.5 PURCHASE AGREEMENT. The Warrants represented hereby are part of a duly authorized issue and sale of warrants to purchase Common Stock issued and sold pursuant to that certain Agreement of Purchase and Sale, effective as of _______, 1999 (the "Purchase Agreement") between the Company and the Holder. The Holder shall be entitled to the rights to registration under the Securities Act and any applicable state securities or blue sky laws to the extent set forth in the Registration Rights Agreement between the Company and the Holder effective as of _______, 1999 (the "Registration Rights Agreement"). The terms of the Purchase Agreement and Registration Rights Agreement are hereby incorporated herein for all purposes and shall be considered a part of this Warrant as if they had been fully set forth herein. Notwithstanding the previous sentence, in the event of any conflict between the provisions of the Purchase Agreement and of this Warrant, the provisions of this Warrant shall control.

         II.6 ACKNOWLEDGMENT OF RIGHTS. At the time of the exercise of the Warrants in accordance with the terms hereof and upon the written request of the Holder hereof, the Company will acknowledge in writing its continuing obligation to afford to such Holder any rights (including, without limitation, any right to registration of the Warrant Shares) to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of these Warrants; PROVIDED, however, that if the Holder hereof shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

         II.7 NO FRACTIONAL SHARES. The Company shall not be required to issue fractional shares of Common Stock on the exercise of these Warrants. If more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash calculated by it to be equal to the Market Price of one share of Common Stock at the time of such exercise multiplied by such fraction computed to the nearest whole cent.


                                   ARTICLE III

                                    Transfer

         III.1 WARRANT OFFICE. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's offices at 700 Gemini, Suite 100, Houston, TX 77058 and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the Holder. The Company shall maintain, at the Warrant Office, a register for the Warrants in which the Company shall record the name and address of the person in whose name these Warrants has been issued, as well as the name and address of each permitted assignee of the rights of the registered owner hereof.

         III.2 OWNERSHIP OF WARRANTS. The Company may deem and treat the person in whose name the Warrants are registered as the Holder and owner hereof until provided with notice to the contrary. The Warrants may be exercised by an assignee for the purchase of Warrant Shares without having new Warrants issued.

         III.3 RESTRICTIONS ON TRANSFER OF WARRANTS. These Warrants may be transferred, in whole or in part, by the Holder. The Company agrees to maintain at the Warrant Office books for the registration and transfer of the Warrants. The Company, from time to time, shall register the transfer of the Warrants in such books upon surrender of this Warrant at the Warrant Office properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer. Upon any such transfer and upon payment by the Holder or its transferee of any applicable transfer taxes, new Warrants shall be issued to the transferee and the transferor (as their respective interests may appear) and the surrendered Warrants shall be cancelled by the Company. The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the transfer of the Warrants pursuant to this Section.

         III.4 COMPLIANCE WITH SECURITIES LAWS. Subject to the terms of the Registration Rights Agreement and notwithstanding any other provisions contained in these Warrants, the Holder understands and agrees that the following restrictions and limitations shall be applicable to all Warrant Shares and to all resales or other transfers thereof pursuant to the Securities Act:

                  III.4.1 The Holder hereof agrees that the Warrant Shares may not be sold or otherwise transferred unless the Warrant Shares are registered under the Securities Act and applicable state securities or blue sky laws or are exempt therefrom.

                  III.4.2 A legend in substantially the following form will be placed on the certificate(s) evidencing the Warrant Shares:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW AND, ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS."

                  III.4.3 Stop transfer instructions will be imposed with respect to the Warrant Shares so as to restrict resale or other transfer thereof.

                                   ARTICLE IV

                                  Anti-Dilution

         IV.1 ANTI-DILUTION PROVISIONS. The Exercise Price shall be subject to adjustment from time to time as provided herein. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         IV.2 STOCK SPLITS AND REVERSE SPLITS. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

         IV.3 REORGANIZATIONS AND ASSET SALES. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation, merger or share exchange of the Company with another person, or the sale, transfer or other disposition of all or substantially all of its assets to another person shall be effected in such a way that Holders of Common Stock shall be entitled to receive capital stock, securities or assets with respect to or in exchange for their shares, then the following provisions shall apply:

                  IV.3.1 As a condition of such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer or other disposition, lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the terms and conditions specified in these Warrants and in lieu of the Warrant Shares immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Warrant Shares immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger, share exchange or sale not taken place, and in any such case appropriate provision reasonably satisfactory to such Holder shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares receivable upon the exercise) shall thereafter be applicable, as nearly as possible, in relation to any shares of capital stock, securities or assets thereafter deliverable upon the exercise of Warrants.

                  IV.3.2 In the event of a merger, share exchange or consolidation of the Company with or into another person as a result of which a number of shares of common stock or its equivalent of the successor person greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger, share exchange or consolidation are issuable to holders of Common Stock, then the Exercise Price in effect immediately prior to such merger, share exchange or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock.

                  IV.3.3 The Company shall not effect any such consolidation, merger, share exchange, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor person (if other than the Company) resulting from such consolidation, share exchange or merger or the person purchasing or otherwise acquiring such assets shall have assumed by written instrument executed and mailed or delivered to the Holder hereof at the last address of such Holder appearing on the books of the Company the obligation to deliver to such Holder such shares of capital stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive, and all other liabilities and obligations of the Company hereunder. Upon written request by the Holder hereof, such successor person will issue a new Warrant revised to reflect the modifications in this Warrant effected pursuant to this Section.

                  IV.3.4 If a purchase, tender or exchange offer is made to and accepted by the holders of 50% or more of the outstanding shares of Common Stock, the Company shall not effect any consolidation, merger, share exchange or sale, transfer or other disposition of all or substantially all of the Company's assets with the person having made such offer or with any affiliate of such person, unless prior to the consummation of such consolidation, merger, share exchange, sale, transfer or other disposition the Holder hereof shall have been given a reasonable opportunity to then elect to receive upon the exercise of the Warrants either the capital stock, securities or assets then issuable with respect to the Common Stock or the capital stock, securities or assets, or the equivalent, issued to previous Holders of the Common Stock in accordance with such offer.

         IV.4 ADJUSTMENT FOR ASSET DISTRIBUTION. If the Company declares a dividend or other distribution payable to all Holders of shares of Common Stock in evidences of indebtedness of the Company or other assets of the Company (including, cash (other than regular cash dividends declared by the Board of Directors), capital stock (other than Common Stock, convertible securities or options or rights thereto) or other property), the Exercise Price in effect immediately prior to such declaration of such dividend or other distribution shall be reduced by an amount equal to the amount of such dividend or distribution payable per share of Common Stock, in the case of a cash dividend or distribution, or by the fair value of such dividend or distribution per share of Common Stock (as reasonably determined in good faith by the Board of Directors of the Company), in the case of any other dividend or distribution. Such reduction shall be made whenever any such dividend or distribution is made and shall be effective as of the date as of which a record is taken for purpose of such dividend or distribution or, if a record is not taken, the date as of which Holders of record of Common Stock entitled to such dividend or distribution are determined.

         IV.5 DE MINIMIS ADJUSTMENTS. No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one share of Common Stock purchasable upon an exercise of each Warrant and no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 in the Exercise Price; provided, however, that any adjustments are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share or nearest one hundredth of a dollar, as applicable.

         IV.6 NOTICE OF ADJUSTMENT. Whenever the Exercise Price or the number of Warrant Shares issuable upon the exercise of the Warrants shall be adjusted as herein provided, or the rights of the Holder hereof shall change by reason of other events specified herein, the Company shall compute the adjusted Exercise Price and the adjusted number of Warrant Shares in accordance with the provisions hereof and shall prepare an Officer's Certificate setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares issuable upon the exercise of the Warrants or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based. The Company shall cause to be mailed to the Holder hereof copies of such Officer's Certificate and an independent accountants' opinion together with a notice stating that the Exercise Price and the number of Warrant Shares purchasable upon exercise of the Warrants have been adjusted and setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable upon the exercise of the Warrants.

         IV.7 NOTIFICATIONS TO HOLDERS. In case at any time the Company proposes:

                  (i) to declare any dividend upon its Common Stock payable in capital stock or make any special dividend or other distribution (other than cash dividends) to the holders of its Common Stock;

                  (ii) to offer for subscription pro rata to all of the Holders of its Common Stock any additional shares of capital stock of any class or other rights;

                  (iii) to effect any capital reorganization, or reclassification of the capital stock of the Company, or consolidation, merger or share exchange of the Company with another person, or sale, transfer or other disposition of all or substantially all of its assets; or

                  (iv) to effect a voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, in any one or more of such cases, the Company shall give the Holder hereof
(a) at least 10 days (but not more than 90 days) prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days (but not more than 90 days) prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the Holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, as the case may be.

         IV.8 COMPANY TO PREVENT DILUTION. If any event or condition occurs as to which other provisions of this Article are not strictly applicable or if strictly applicable would not fairly protect the exercise or purchase rights of the Warrants evidenced hereby in accordance with the essential intent and principles of such provisions, or that might materially and adversely affect the exercise or purchase rights of the Holder hereof under any provisions of this Warrant, then the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise and purchase rights as aforesaid, and any adjustments necessary with respect to the Exercise Price and the number of Warrant Shares purchasable hereunder so as to preserve the rights of the Holder hereunder. In no event shall any such adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to this Article except in the event of a combination of shares.

                                    ARTICLE V

                                  Miscellaneous

         V.1 ENTIRE AGREEMENT. These Warrants, together with the Purchase Agreement and the Registration Rights Agreement, contain the entire agreement between the Holder hereof and the Company with respect to the Warrant Shares purchasable upon exercise hereof and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

         V.2 GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. COMPANY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK OR, AT THE SOLE OPTION OF HOLDER, IN ANY OTHER COURT IN WHICH HOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. COMPANY WAIVES ANY OBJECTION OF FORUM NON CONVENIENCE AND VENUE. COMPANY AND HOLDER EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS WARRANT WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

         V.3 WAIVER AND AMENDMENT. Any term or provision of these Warrants may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of these Warrants may be amended or supplemented at any time by agreement of the Holder hereof and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of these Warrants shall be in writing and signed by the Company and the Holder. A waiver of any breach or failure to enforce any of the terms or conditions of these Warrants shall not in any way effect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of these Warrants.

         V.4 ILLEGALITY. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of these Warrants shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

         V.5 COPY OF WARRANT. A copy of these Warrants shall be filed among the records of the Company.

         V.6 NOTICE. Except as otherwise provided, all communications to the Company or Holder provided for herein or with reference to this Agreement shall be deemed to have been sufficiently given or served for all purposes on the third Business Day after being sent as certified or registered mail, postage and charges prepaid, to the following addresses: if to the Company: 700 Gemini, Suite 100, Houston, Texas 77058, Attn: Chris Efird, or at any other address designated by the Company in writing to Holder; if to Holder:
____________________________________________________ , or at any other address designated by Holder to the Company in writing.

         V.7 LIMITATION OF LIABILITY; NOT STOCKHOLDERS. No provision of these Warrants shall be construed as conferring upon the Holder hereof the right to vote, consent, receive dividends or receive notices (other than as herein expressly provided) in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         V.8 EXCHANGE, LOSS, DESTRUCTION, ETC. OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of these Warrants, and in the case of any such loss, theft or destruction upon delivery of an appropriate affidavit in such form as shall be reasonably satisfactory to the Company and include reasonable indemnification of the Company, or in the event of such mutilation upon surrender and cancellation of these Warrants, the Company will make and deliver new Warrants of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrants. Any Warrants issued under the provisions of this Section in lieu of any Warrants alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrants, shall constitute an original contractual obligation on the part of the Company. These Warrants shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section.

         V.9 UNREGISTERED WARRANTS AND WARRANT SHARES. Neither this Warrant nor the Warrant Shares are registered under the Securities Act, and, accordingly, may not be resold, pledged or otherwise transferred, except pursuant to an effective registration statement under the Securities Act or in a transaction exempt from registration under the Securities Act and in accordance with any other applicable securities laws.

         V.10 REGISTRATION RIGHTS. The Warrant Shares shall be entitled to such registration rights under the Securities Act and under applicable state securities laws as are specified in the Registration Rights Agreement.

         V.9 HEADINGS. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name dated _______, 1999.

                                            Gemini II, Inc.

                                            By:
                                               --------------------------------
                                            PRINT NAME:
                                            PRINT TITLE:

                               SUBSCRIPTION NOTICE

          The undersigned, the Holder of the foregoing Warrants, hereby elects to exercise purchase rights represented thereby for, and to purchase thereunder, _________ shares of the Common Stock covered by such Warrants, and herewith makes payment in full for such shares, and requests (a) that certificates for such shares (and any other securities or other property issuable upon such exercise) be issued in the name of, and delivered to, _________________________ and (b), if such shares shall not include all of the shares issuable as provided in such Warrants, that new Warrants of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.


                                      ---------------------------------------

Date:
     ---------------------------

                                   ASSIGNMENT

         For value received,_______________ , hereby sells, assigns and transfers unto_______________ these Warrants, together with all rights, title and interest therein, and does irrevocably constitute and appoint_______________ attorney, to transfer such Warrants on the books of the Company, with full power of substitution.


                                      ---------------------------------------

Date:
     ---------------------------